UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2019

EACO CORPORATION
(Exact name of registrant as specified in its charter)

Florida	000-14311	59-2597349
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 N. Lakeview Loop

Anaheim, CA 92807

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (714) 876-2490

Not applicable

(Former name or Former Address if Changed Since Last Report.)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	EACO	OTCQB

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Bisco Industries, Inc. (“Bisco”), a wholly-owned subsidiary of EACO Corporation (”EACO”), entered into a Standard Offer, Agreement and Escrow Instructions for Purchase of Real Estate on September 19, 2019 (the “Purchase Agreement”) with Charles S. Alemi or his assignee (the “Buyer”). Pursuant to the Purchase Agreement, the Company agreed to sell to Buyer the Company’s real property that currently houses its corporate headquarters and Anaheim distribution center, located at 1500 Lakeview Loop in Anaheim, California (the “Premises”), for a purchase price of $7,075,000 (such transaction, the “Property Sale”). The Property Sale will be completed through an escrow process and is subject to customary closing conditions. The Company expects to close the Property Purchase within 75 days of the execution of the Purchase Agreement. Pursuant to the Purchase Agreement, Bisco will leaseback the Property until January 31, 2020 at the rate of $30,000 per month on a gross basis.

The foregoing description of the Purchase Agreement is not complete and does not purport to be complete, and is qualified in its entirety by reference to the actual document, which is attached to this report as an exhibit and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Standard Offer, Agreement and Escrow Instructions for Purchase of Real Estate dated September 19, 2019 between Bisco and the Buyer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 25, 2019	EACO CORPORATION

	By:	/S/ MICHAEL NARIKAWA
Michael Narikawa,
Principal Accounting Officer